UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2020

NMF SLF I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2020, NMF SLF I, Inc. (the “Company”), entered into a Revolving Credit Agreement (together with the exhibits and schedules thereto, the ‘‘Wells Credit Facility’’) as the initial borrower (the “Borrower”), the banks and financial institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent for certain secured parties, and as the sole lead arranger, which is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors and certain related assets.

The Wells Credit Facility will mature on February 25, 2022, if not further extended by that date, and has a maximum facility amount of $50.0 million. Under the Wells Credit Facility, the Company is permitted to borrow up to the lesser of $50.0 million and the Borrowing Base. The “Borrowing Base” is based upon the unfunded capital commitments of subscribed investors in the Company that have been approved by Wells Fargo and meet certain criteria. The advance rate for such investors that meet a rating requirement or Wells Fargo net worth criteria or in the case of certain investors specified by Wells Fargo (the “Specified Investors”) is 90% but may be subject to concentration limits. The concentration limits do not apply to the Specified Investors once certain required consent letters (the “Investor Consents”) are delivered. The advance rate for other investors designated by Wells Fargo is 65%. The Wells Credit Facility contains certain customary affirmative and negative covenants and events of default.

Prior to the receipt of the Investor Consents for the Specified Investors, the Wells Credit Facility bears interest at a rate of either LIBOR plus 1.55% per annum or Reference Rate plus 0.55% per annum. After receipt of the Investor Consents for the Specified Investors, the Wells Credit Facility bears interest at a rate of either LIBOR plus 1.50% per annum or Reference Rate plus 0.50% per annum. If the Investor Consents are not delivered within 30 days of the closing date for Wells Credit Facility, the maturity date will occur six months from the closing date.

The description above is only a summary of the material provisions of the Wells Credit Facility and is qualified in its entirety by reference to the copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Revolving Credit Agreement, dated as of February 25, 2020, by and among NMF SLF I, Inc., as the initial borrower, the banks and financial institutions from time to time party thereto as lenders, Wells Fargo Bank, National Association, as the administrative agent for the securities parties, and the sole lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, INC.

Date: February 28, 2020	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary

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